Exhibit 99.1

FOR IMMEDIATE RELEASE	Press Contact: Patrick Van de Wille Ashton Partners 312-553-6704 Direct Investor Contact: Hilary Andron Ashton Partners 877-934-4687 investor@kratosdefense.com

KRATOS DEFENSE & SECURITY SOLUTIONS SIGNIFICANTLY BROADENS PORTFOLIO IN DEFENSE MARKET WITH AGREEMENT TO ACQUIRE HAVERSTICK CONSULTING, INC.

Strategic Transaction Expands Kratos’ Footprint with Navy, Air Force and Non-DoD Agencies;

Enhances Key Differentiator in Military Range Support, Targets, Missile and Rocket Segment;

Leadership Team Well Positioned to Implement Smooth Integration

SAN DIEGO, CA, NOVEMBER 5, 2007— Kratos Defense and Security Solutions, Inc. (Nasdaq: KTOS) (formerly Wireless Facilities, Inc. Nasdaq: WFII) a leading national defense and security solutions provider, announced today that it has executed a definitive agreement to acquire privately-held Haverstick Consulting, Inc. for a purchase price of $90 million in cash and stock, which includes the satisfaction of approximately $35 million of Haverstick’s existing debt obligations. Haverstick is a leading provider of engineering, logistics, suborbital rockets and rocket launch support services, information technology, program management, and other professional services primarily to the federal government, state and local governments, and the private sector. The transaction is expected to close in late-November or early December, subject to Hart-Scott-Rodino clearance and other customary closing conditions, and is expected to be accretive to Kratos’ 2008 financials.

“This merger propels our growth in the federal market and demonstrates our commitment to expand the business in areas of competitive differentiation, including suborbital rockets and rocket launch support services,” said Eric DeMarco, president and CEO of Kratos Defense & Security Solutions, Inc. “Specifically, the combination of Haverstick with Kratos significantly adds to our past performance qualifications to drive larger contract opportunities. In addition, this deal expands our presence with the U.S. Air Force, one of Haverstick’s largest opportunity areas and longest-standing customers, complements our West coast-based Navy business with their strong East coast Navy presence, and positions the Company to provide strategic solutions to the intelligence and defense community with rocket and launch capabilities.”

DeMarco continued, “As I have indicated before, these are critical growth areas for Kratos and very important differentiators for our business. With this transaction, we now expect Kratos to generate approximately $300 million in annualized revenues for 2008, and to increase Kratos’ EBITDA margin rate, which is a key financial metric we are focused on. Haverstick’s extremely talented technical professionals and management, complementary services, and outstanding long-term customer relationships, when joined with Kratos’ strong defense team, will enable us to reach new heights in meeting the changing needs of our military and civilian customers.”

“Kratos is uniquely positioned to help leverage and expand the Haverstick business in exciting new ways,” said Howard Bates, president and CEO of Haverstick Consulting, Inc. “Kratos’ growing and diverse presence with the DoD and other federal government agencies, along with its technical expertise and reputation for developing long-standing customer relationships is exactly what we’ve been seeking to take Haverstick to the next level and to more effectively support our customers. An important aspect of this transaction involves Kratos stock because we share in the vision of this management team, and their proven track record of growing and integrating businesses. In addition, we believe the natural synergies between the two companies will make for a compelling value proposition to our combined customers and new prospects, and this is the principle reason our shareholders supported the decision to join forces. Haverstick greatly broadens the playing field for Kratos in both customer base and geography, and offers the customers of both organizations the benefits of greater customer reach and an expanded technical workforce with 87% holding DoD security clearances. We believe this will be a perfect match and a huge win for our customers, employees and shareholders.”

The transaction announced today includes a combination of cash and equity. The total enterprise value of the transaction is approximately $90 million. $69 million of the purchase price will be made in cash, with $35 million of the cash being utilized to pay Haverstick’s existing debt, and approximately $21 million in unregistered shares of Kratos stock. Of the cash portion, approximately $68 million will be utilized at closing, and approximately $1 million of the cash and approximately $8 million of the stock will be retained in an indemnity holdback. The Company is financing the cash portion of the transaction through a secured credit facility arranged by KeyBanc Capital Markets, a subsidiary of KeyCorp (NYSE: KEY). The aggregate $9 million of indemnity holdback will be released at the rate of

50% on the 12 month anniversary of the closing and the balance of 50% on the 21 month anniversary of the closing, although the exact amount would be subject to any resolved and pending claims. The equity portion of the deal includes approximately 7.5 million of unregistered shares of Kratos stock. The number of unregistered Kratos shares distributed was calculated using the trailing 20-day average stock price at signing of the agreement.

“There are some important points associated with this transaction that are worth noting,” said DeMarco. “From a financing perspective, our ongoing positive relationship with KeyBanc is a strong testament to the overall financial viability of Kratos, and also reflects KeyBanc’s belief in this management team’s vision to aggressively build a profitable business. From a strategic fit perspective, we believe this is a win-win transaction for Haverstick, Kratos, our customers and Kratos shareholders. Not only is this an excellent addition to the Kratos business with tremendous potential value, but Haverstick, by virtue of assuming a portion of the transaction value in unregistered Kratos stock, also has a clear interest in the success of this acquisition. The Haverstick team is exceptional, and Howard Bates, the founder of Haverstick, has a long and proven track record of working with a variety of agencies within the federal government, particularly the Air Force. Howard will continue to oversee Haverstick’s existing government and non-DoD businesses, and he will report directly to me. Additionally, from an integration standpoint, we are confident this merger will proceed smoothly due to the similarities of our businesses, company cultures, and nature of the work we both perform. Finally, in terms of operational leverage, this deal increases our business scale by approximately fifty percent and positively impacts our leverage on fixed, public company G&A.”

Haverstick has developed a diverse base of high-profile customers, providing a stable platform for continued growth. Approximately 75% of Haverstick’s business is derived from federal customers, primarily the DoD, with the balance from non-DoD, civilian agencies, state and local agencies, and commercial enterprises. For example, Haverstick was recently awarded a $50 million contract to support the Naval Surface Warfare Center, Dahlgren Division, Engagement Systems Department, a re-compete contract that Haverstick won in 2006 and has supported for over 18 years. Haverstick’s projected annualized revenues will be approximately $97 million in 2007 with an EBITDA margin of approximately 9%. Virtually all of Haverstick’s contract vehicles are categorized as ‘full-and-open’ in nature or non set-aside either for small business, or any other disadvantaged classification. Haverstick is headquartered in Indianapolis, Indiana and has approximately 480 employees primarily located throughout the East coast and Midwest. Over 90 percent of Haverstick’s staff works at customer locations or is located in one of Haverstick’s satellite offices.

In connection with the transaction and as noted above, KeyBanc will provide the funding, and Morrison Foerster LLP provided legal counsel to Kratos. For Haverstick, BB&T Capital Markets | Windsor Group was the financial advisor, and Venable served as legal counsel.

About Haverstick Consulting, Inc.

Based in Indianapolis, Indiana, Haverstick Consulting, Inc. is a leading provider of engineering, logistics, suborbital rockets and rocket launch support services, information technology, program management, and other professional services primarily to the federal government, state and local governments, and the private sector. Approximately 75% of Haverstick’s revenue is derived from DoD and non-DoD agencies, including the U.S. Navy, U.S. Air Force, Marines, NASA and the Department of Labor. Haverstick provides technology and business solutions that help its clients build their organizations by delivering measurable improvements in both the public and private sector. DTI Associates, based in Arlington, Virginia, is a wholly owned subsidiary of Haverstick and provides ISO-9000 certified engineering, technology, and professional services to a wide range of government customers, including the U.S. Navy, NASA and the Departments of Labor, and Education. Haverstick Government Solutions, based in Dayton, Ohio, is a wholly owned subsidiary of Haverstick and provides solutions primarily to the U.S. Air Force. RSS, Rocket Support Services, is a wholly owned subsidiary of Haverstick and provides suborbital rockets and associated launch and engineering services to various defense customers throughout the world.

About Kratos Defense & Security Solutions

Kratos Defense & Security Solutions, Inc. (Nasdaq: KTOS) provides mission critical engineering, IT services and war fighter solutions for the U.S. federal government and for state and local agencies. Principle services include C4ISR, weapon systems lifecycle support, military weapon range and technical services, network engineering services, advanced IT services, security and surveillance systems, and critical infrastructure design and integration. The Company is headquartered in San Diego, California, with resources throughout the U.S. and in key strategic military locations. News and information are available at www.KratosDefense.com.

This press release shall not constitute an offer to sell securities and is not soliciting an offer to buy securities. The shares of common stock to be issued in the transaction will not be registered under the Securities Act, or any state securities laws, and will be issued in a private transaction under Regulation D. Unless the shares are registered, they may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

Notice Regarding Forward-Looking Statements

This news release contains certain forward-looking statements including, without limitation, expressed or implied statements concerning the Company’s expectations regarding the timing of closing of the acquisition, anticipated benefits to be realized from the acquisition, future financial performance and cash flows and market developments that involve risks and uncertainties. Such statements are only predictions, and the Company’s actual results may differ materially. Factors that may cause the Company’s results to differ include, but are not limited to: risks that the closing will be delayed or that the conditions to closing will not be satisfied; risks that funding is unavailable or delayed because KeyBanc is not satisfied with the results of its due diligence investigation; risks that the anticipated benefits of the acquisition will not be achieved; risks that the integration will prove more costly, take more time, or be more distracting than currently anticipated; risks that the recent divestitures and change in business focus will cause disruption of the Company’s operations and distraction of its management; risks that the Company’s name change will cause disruption to individual and/or institutional shareholders; risks of adverse regulatory action or litigation; risks associated with debt leverage; risks that changes or cutbacks in spending by the U.S. Department of Defense may occur, which could cause delays or cancellations of key government contracts; failure to successfully consummate acquisitions or integrate acquired operations and competition in the marketplace which could reduce revenues and profit margins. The Company undertakes no obligation to update any forward-looking statements. These and other risk factors are more fully discussed in the Company’s Annual Report on Form 10-K for the period ended December 31, 2006, the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2007 and June 30, 2007,  and in other filings made with the Securities and Exchange Commission.